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                                                                    Exhibit 5.02


                           MORGAN LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6000


March 11, 2005


Pharma Services Intermediate Holding Corp.
4709 Creekstone Drive, Suite 200
Durham, North Carolina  27703

Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.
2500 Wachovia Capitol Center
Raleigh, North Carolina  27601

         Re: Pharma Services Intermediate Holding Corp.
             Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special New York counsel to Pharma Services Intermediate Holding Corp., a corporation organized under the laws of Delaware (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission for registration under the Securities Act of 1933, as amended (the "Securities Act"), of $219,000,000 aggregate principal amount of 11 1/2% Senior Discount Notes due 2014 of the Company (the "Exchange Notes"). The Exchange Notes will be issued pursuant to the Indenture, dated March 18, 2004 (the "Indenture"), between the Company and Wells Fargo Bank, N.A. as trustee (the "Trustee"), in connection with the exchange offer covered by and described in the Registration Statement (the "Exchange Offer") pursuant to which the Exchange Notes will be issued for a like principal amount of the Company's outstanding 11 1/2% Senior Discount Notes due 2014 (the "Original Notes"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Registration Statement.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (i) an executed copy of the Indenture; and

         (ii) a specimen form of note representing the Exchange Notes.


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Pharma Services Intermediate Holding Corp.
March 11, 2005
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         The Indenture and the Exchange Notes are collectively referred to herein as the "Transaction Agreements".

         We have also examined original or copies, certified or otherwise identified to our satisfaction, of such agreements, certificates of public officials, governmental orders and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

         In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimiles, electronic, certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the genuineness of the signatures of persons signing all documents and instruments relating to or in connection with which this opinion is rendered, the authority of such persons and the legal capacity of all natural persons.

         We have not made any special or independent review or investigation as to any factual matters in connection with the issuance of the opinions contained herein, and any limited inquiry undertaken by us during the preparation of this opinion letter should not in any way be regarded as such an investigation.

         In rendering the opinions expressed below, we have assumed:

         (i) that each of the parties to each of the Transaction Agreements is a corporation or entity duly incorporated or formed and validly existing in good standing under the laws of its jurisdiction of incorporation or formation; and

         (ii) the Transaction Agreements have been duly authorized by each of the parties to the Transaction Agreements and the Transaction Agreements have been duly executed and delivered by each party thereto and constitute the legal, valid and binding obligation of each party thereto under the applicable laws of each such entity's jurisdiction of incorporation as organization, as the case may be.

         Based on the foregoing, we are of the opinion that:

         1. When the Exchange Notes have been duly and validly issued and executed by the Company and duly authenticated by the Trustee, in each case in accordance with the provisions of the Indenture, and delivered on behalf of the Company as contemplated by the Registration Statement pursuant to the Exchange Offer, the Exchange Notes will constitute legally binding obligations of the Company under New York law, will be entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms under New York law.

         The opinions expressed above are subject to the following further limitations, qualifications, exceptions and assumptions:

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Pharma Services Intermediate Holding Corp.
March 11, 2005
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         (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors' rights and remedies generally;

         (ii) the effect of general equitable principles, whether such principles are considered in a proceeding at law or at equity; and

         (iii) an implied covenant of good faith and fair dealing.

         The opinions expressed above also do not address the enforceability of any of the following types of provisions which may be contained in or applicable to the Transaction Agreements:

         (i) waivers of (a) legal or equitable defenses; (b) rights to damages;
(c) rights to counter claim, set off, subrogation or reimbursement; (d) statutes of limitations; and (e) rights to notice;

         (ii) provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, interest upon interest, and increased interest rates upon default; and

         (iii) provisions purporting to prohibit, restrict or condition the assignment of rights under any Transaction Agreement to the extent such restriction on assignability is governed by the Uniform Commercial Code.

         Our opinions above also are subject to the qualification that certain remedial, exculpatory and other provisions of the Transaction Agreements are or may be rendered unavailable or unenforceable in whole or in part under the laws of the State of New York for reasons other than those cited herein should an actual enforcement action be brought, however in our opinion (and subject to the exceptions, qualifications, exclusions, assumptions and other limitations contained herein) such unenforceability would not prevent, and the laws of the State of New York contain adequate remedial provisions for, the practical realization of the benefits intended to be provided for in the Transaction Agreements, except for the economic consequences of any delay that may arise from the unenforceability of any particulars of any such provision.

         The opinions expressed herein are limited to matters governed by the laws of the State of New York and no opinion is herein expressed with respect to the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus filed as a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the

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Pharma Services Intermediate Holding Corp.
March 11, 2005
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Securities Act and in consenting to such reference you acknowledge that we have not reviewed and that we have not certified as to any part of the Registration Statement and that we do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                                Very truly yours,


                                                /s/ Morgan, Lewis & Bockius LLP